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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Sonoco Products Company on Forms S-8 (September 4, 1985, November 27, 1989, November 22, 1993, June 7, 1995, September 25, 1996 and December 30, 1998) and Forms S-3 (filed June 6, 1991, File No. 33-40538; filed October 4, 1993, File No. 33-50501 as amended; filed October 4, 1993, File No. 33-50503 as amended) of our report dated January 26, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.




                                             /s/ PricewaterhouseCoopers LLP
                                             -----------------------------------
                                             PricewaterhouseCoopers LLP


Charlotte, North Carolina
March 24, 2000